NORTH CAROLINA
Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF INCORPORATION

OF

THE SAINT JAMES COMPANY

the original of which was filed in this office on the 10th day of January, 1984.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 9th day of March, 2009.

Elaine F. Marshall

Secretary of State

330128

JAN 16 3 37 PM '84

FILED
THAD EURE
SECRETARY OF STATE
NORTH CAROLINA

ARTICLES OF INCORPORATION

OF

CHEM-WASTE CORPORATION

I, the undersigned natural person of the age of eighteen years or more, do hereby associate myself into a business corporation under the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina, entitled "Business Corporation Act", and the several amendments thereto, and to that end do hereby set forth:

I

NAME

The name of the corporation is CHEM-WASTE CORPORATION.

II

DURATION

The period of duration of the corporation shall be perpetual.

III

PURPOSE

The purpose or purposes for which the corporation is formed are:

(a) To design, manufacture, sell and service equipment and systems for the treatment of contaminated insoluble organic solid materials.

(b) To engage in any other lawful activity, including, but not limited to, constructing, manufacturing, raising or otherwise producing, and repairing, servicing, storing, or otherwise caring for any type of structure, commodity, or livestock whatsoever; processing, selling, brokering, factoring, or distributing any type of property, whether real or personal; extracting and processing natural resources; transporting freight or passengers by land, sea or air; collecting and disseminating information or advertisement through any medium whatsoever; performing personal services of any nature; and entering into or serving in any type of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary, or representative capacity or relationship for any persons or corporations whatsoever.

IV

SHARES

The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand (100,000) shares of par value One Dollar ($1.00) each.

V

MINIMUM CONSIDERATION

The minimum amount of consideration to be received for its shares with which the corporation shall commence business is Three Hundred Dollars ($300.00).

VI

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation is 192 South Street, Gastonia, Gaston County, North Carolina 28052; and the name of the initial registered agent at such address is James B. Garland.

VII

DIRECTORS

The number of Directors of the corporation may be fixed by the By-Laws of the corporation, but shall not be less than three if there are three or more shareholders of the outstanding stock of the corporation; provided, however, that so long as all the shares of the corporation are owned of record by either one or two shareholders the number of Directors may be fewer than three but not fewer than the number of such shareholders.

The number of Directors constituting the initial Board of Directors shall be three (3); and the names and addresses of the persons who are to serve as Directors until the first meeting of shareholders or until their successors are elected and qualified are:

NAME	ADDRESS
Alma B. Pate	219 East Fifth Avenue Gastonia, NC 28054
Sandra K. DuBose	408 West Sixth Street Gastonia, NC 28052
Teresa G. Brooks	4306 Andy Lane Gastonia, NC 28054

VIII

INCORPORATOR

The name and address of the sole incorporator is:

James B. Garland 192 South Street
Gastonia, NC 28052

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal, this the 4th day of January, 1984.

James B. Garland (SEAL)
James B. Garland

NORTH CAROLINA

GASTON COUNTY

THIS IS TO CERTIFY that on the 5th day of January, 1984, before me, a Notary Public, personally appeared James B. Garland, who I am satisfied is the person named in and who executed the foregoing Articles of Incorporation, and I having first made know to him the contents thereof, he did acknowldge that he signed and delivered the same as his voluntary act and deed for the uses and purposes therein expressed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal, this 5th day of January, 1984.

Mary Lee Kallenson
Notary Public

My Commission Expires: May 5, 1986